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                        MAGNA GROUP, INC.
                            AGREEMENT
                            ---------

        This agreement ("Agreement") has been entered into this 24th day of March, 1997, by and between Magna Group, Inc., a Delaware corporation ("Company"), and Robert M. Olson, Jr., an individual ("Executive").

                            RECITALS

        The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to the Company as a member of the Company's management (including, if applicable, management of a wholly owned subsidiary) and to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of the Company. The Board desires to provide for the continued employment of the Executive on the terms hereof, and the Executive is willing to commit to continue to serve the Company. Additionally, the Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and to provide the Executive with compensation and benefits arrangements upon the breach of this Agreement by the Employer or upon a termination of employment after a Change in Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                    IT IS AGREED AS FOLLOWS:

SECTION 1: DEFINITIONS AND CONSTRUCTION.

        1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

              1.1(a)       "ANNUAL BASE SALARY" means the
                           dollar amount approved by the Company
                           Director Compensation Committee or the
                           Company Chief Executive Officer.

              1.1(b)       "BOARD" means the Board of Directors
                           of the Company.

              1.1(c) "CHANGE IN CONTROL" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
                           Schedule 14A of Regulation 14A
                           promulgated under the Exchange Act;
                           provided that, for purposes of this
                           Agreement, a Change in Control shall
                           be deemed to have occurred if (i)
                           any Person (other than the Company)
                           is or becomes the "beneficial owner"
                           (as defined in Rule 13d-3 under the
                           Exchange Act),


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                           directly or indirectly, of securities of the
                           Company which represent 20% or more
                           of the combined voting power of the
                           Company's then outstanding
                           securities;  (ii)  during any period
                           of two (2) consecutive years,
                           individuals who at the beginning of
                           such period constitute the Board
                           cease for any reason to constitute
                           at least a majority thereof, unless
                           the election, or the nomination for
                           election, by the Company's
                           stockholders, of each new director
                           is approved by a vote of at least
                           two-thirds (2/3) of the directors
                           then still in office who were
                           directors at the beginning of the
                           period but excluding any individual
                           whose initial assumption of office
                           occurs as a result of either an
                           actual or threatened election
                           contest (as such term is used in
                           Rule 14a-11 of Regulation 14A
                           promulgated under the Exchange Act)
                           or other actual or threatened
                           solicitation of proxies or consents
                           by or on behalf of a person other
                           than the Board;  (iii) there is
                           consummated any consolidation or
                           merger of the Company in which the
                           Company is not the continuing or
                           surviving corporation or pursuant to
                           which shares of the Company's Common
                           Stock is converted into cash,
                           securities, or other property, other
                           than a merger of the Company in
                           which the holders of the Company's
                           Common Stock immediately prior to
                           the merger have the same
                           proportionate ownership of common
                           stock of the surviving corporation
                           immediately after the merger;  (iv)
                           there is consummated any
                           consolidation or merger of the
                           Company in which the Company is the
                           continuing or surviving corporation
                           in which the holders of the
                           Company's Common Stock immediately
                           prior to the merger do not own fifty
                           percent (50%) or more of the stock
                           of the surviving corporation
                           immediately after the merger;  (v)
                           there is consummated any sale,
                           lease, exchange, or other transfer
                           (in one transaction or a series of
                           related transactions) of all, or
                           substantially all, of the assets of
                           the Company, or  (vi) the
                           stockholders of the Company approve
                           any plan or proposal for the
                           liquidation or dissolution of the
                           Company.

              1.1(d) "CHANGE IN CONTROL DATE" shall mean the date of the Change in Control. If a Change in Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement, the "Change in Control Date" shall mean the date immediately prior to the date of such termination of employment, and a Change in Control shall be deemed to have occurred on the Change in Control Date.

              1.1(e)       "CODE" shall mean the Internal
                           Revenue Code of 1986, as amended.

              1.1(f)       "COMPANY" means Magna Group, Inc., a
                           Delaware corporation.

              1.1(g)       "EFFECTIVE DATE" shall mean March 1,
                           1997.

              1.1(h)       "EXCHANGE ACT" means the Securities
                           Exchange Act of 1934, as amended.

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              1.1(i)       "INCENTIVE BONUS" shall mean the
                           incentive bonus provided through any
                           incentive compensation plan, which
                           is generally available to other peer
                           executives of the Company, awarded
                           to the Executive for the year
                           preceding termination.  To the
                           extent such incentive bonus is paid
                           in shares of restricted stock,
                           Incentive Bonus shall include the
                           value of such shares on their award
                           date without any discount; provided,
                           however, such restricted shares
                           shall include only those awarded in
                           lieu of compensation payable as
                           determined by the Compensation
                           Committee of the Board.

              1.1(j)       "PERSON" means any "person" within
                           the meaning of Sections 13(d) and
                           14(d) of the Exchange Act.

              1.1(k) "TERM" means the period that begins on the Effective Date and ends on the earlier of: (i) the Date of Termination as defined in Section 3.7, or (ii) the close of business on December 31 of any calendar year during which notice is given, by December 1 of such year, by either party (as provided in Section 7) of such party's intent not to renew this Agreement.

        1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

        1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

        1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri, without reference to its conflict of law principles.


SECTION 2: TERMS AND CONDITIONS OF EMPLOYMENT.

        2.1 EMPLOYMENT. If the Executive is in the employ of the Company (or in the employ of a wholly owned subsidiary) on a Change in Control Date, then the Executive shall thereafter remain in the employ of the Company (or in the employ of a wholly owned subsidiary) in accordance with the terms and provisions of this Agreement.

        2.2   POSITIONS AND DUTIES.

              2.2(a)   Following a Change in Control Date, the
        Executive shall continue to serve in the Executive's then current capacity, subject to the reasonable directions of the Board. The Executive shall thereafter devote the Executive's full working time and attention to such business and affairs of the Company and/or any subsidiary of the Company as directed by the Board, as may be compatible with the Executive's titles and positions. In addition, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with those assigned to, or held and exercised by, the Executive immediately preceding a Change in Control Date.

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              2.2(b)   Following a Change in Control Date and
        thereafter throughout the Term of this Agreement (but excluding any periods of vacation and sick leave to which the Executive is entitled), the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and shall use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to the Executive under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic or charitable boards or committees,
        (ii) deliver lectures or fulfill speaking engagements, or
        (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement or violate the Company's conflict of interest policy as in effect immediately prior to the Effective Date.

        2.3 SITUS OF EMPLOYMENT. Following a Change in Control Date and thereafter throughout the Term of this Agreement, the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change in Control Date.

        2.4 COMPENSATION. For any calendar year including and following a Change in Control Date, the Executive shall receive an Annual Base Salary equal to the Annual Base Salary being received immediately prior to a Change in Control Date, which shall be paid in equal or substantially equal monthly installments. The Annual Base Salary payable to the Executive shall be reviewed thereafter at least annually but need not be adjusted upward as a result of such review and shall not be reduced after any increase thereof.


SECTION 3: TERMINATION OF AGREEMENT.

        3.1   DEATH.  This Agreement shall terminate
automatically upon the Executive's death during the Term of this Agreement.

        3.2   DISABILITY.  If, following a Change in Control
Date, the Company determines in good faith that the Disability of the Executive has occurred during the Term of this Agreement (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 8.1 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of the Executive hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

        3.3 PRIOR TO CHANGE IN CONTROL. Executive is employed at will. Any notice of termination by Executive or Company shall be given in accordance with Section 3.6 of the Agreement.

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        3.4   FOLLOWING A CHANGE IN CONTROL - TERMINATION BY
COMPANY FOR CAUSE. Following a Change in Control Date, the Company may terminate the Executive's employment during the Term of this Agreement for "Cause," which shall mean termination based upon:
(i) the Executive's willful and continued failure to substantially perform the Executive's duties with the Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company or the Chairman of the Compensation Committee of the Board, which specifically identifies the manner in which the Executive has not substantially performed the Executive's duties, (ii) the Executive's willful commission of misconduct which is materially injurious to the Company, monetarily or otherwise, or (iii) the Executive's material breach of any provision of this Agreement. For purposes of this paragraph, no act, or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (i) the Executive receives a Notice of Termination (as defined in Section 3.6) from the Chief Executive Officer of the Company or the Chairman of the Compensation Committee of the Board,
(ii) the Executive is given the opportunity, with counsel to be heard before the Board, and (iii) the Board finds, in its good faith opinion, the Executive was guilty of the conduct set forth in the Notice of Termination.

        3.5   FOLLOWING A CHANGE IN CONTROL - TERMINATION BY
EXECUTIVE FOR GOOD REASON. Following a Change in Control Date, the Executive may terminate the Executive's employment with the Company for "Good Reason," which shall mean termination based upon:

              (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (ii) the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan to which the Executive is entitled, the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits such plans, or deprive the Executive of any material fringe benefit enjoyed by the Executive or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled.

              (iii) the Company's requiring the Executive to be based at any office or location other than that described in
        Section 2.3;

              (iv) a material breach by the Company of any provision of this Agreement;

              (v) any failure by the Company to renew this Agreement so that the Term ends prior to the second anniversary of the Change in Control Date or any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

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              (vi) within a period ending at the close of business on
        the date two (2) years after the Change in Control Date, any failure by the Company to comply with and satisfy
        Section 6.2 on or after the Change in Control Date; or

              (vii) within a period ending at the close of business on the date one (1) year after the Change in Control Date, the Executive, in the Executive's sole and absolute discretion, determines and notifies the Company in writing, that the Executive does not wish to continue employment with the Company.

For purposes of this Section any good faith determination of "Good Reason" made by the Executive shall be conclusive.

        3.6 NOTICE OF TERMINATION. Any termination by the Company, or by the Executive, shall be communicated by Notice of Termination to the other party, given in accordance with Section
8.1. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

        3.7   DATE OF TERMINATION.  "Date of Termination" means
(i) if the Executive's employment is terminated by the Company with or without Cause, or by the Executive for Good Reason or otherwise, the Date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, or (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.


SECTION 4: CERTAIN BENEFITS UPON TERMINATION OF EMPLOYMENT.

        4.1 TERMINATION WITHOUT CAUSE PRIOR TO A CHANGE IN CONTROL. If, prior to a Change in Control, during the Term of this Agreement the Company shall terminate the Executive's employment without Cause, then on the tenth (10th) business day following the Date of Termination, the Company shall pay to the Executive the sum of (1) the Executive's Annual Base Salary prorated through the Date of Termination to the extent not previously paid, and (2) any accrued vacation pay to the extent not previously paid.

        4.2 TERMINATION AFTER A CHANGE IN CONTROL. If a Change in Control occurs during the Term of this Agreement and within two
(2) years after such Change in Control: (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, then the Executive shall be entitled to the benefits provided below:

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              4.2(a)   "Accrued Obligations":  On the tenth (10th)
        business day following the Date of Termination, the Company shall pay to the Executive the sum of (1) the Executive's Annual Base Salary prorated through the Date of Termination to the extent not previously paid, and (2) any accrued vacation pay to the extent not previously paid.

              4.2(b)   "Severance Amount":  On the tenth (10th)
        business day following the Date of Termination, the Company shall pay to the Executive as severance pay a lump sum cash payment in an amount equal to 2 (two) times the sum of the Executive's Annual Base Salary in effect on the Date of Termination and the Executive's Incentive Bonus.

              4.2(c)   "Stock Options":  To the extent not otherwise
        provided for under the terms of any of the Company's stock option agreements, all such stock options shall become fully exercisable as of the Date of Termination and, except for "incentive stock options" within the meaning of Code Section 422 granted prior to the date hereof, shall remain fully exercisable in accordance with their terms.


              4.2(d)   "Other Benefits":  To the extent not
        previously paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as those provided generally after the Effective Date to other peer executives of the Company and their families.

              4.2(e)   "Excess Parachute Payment":  Anything in this
        Agreement to the contrary notwithstanding, in the event that an independent accountant shall determine that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Code Section 280G or would constitute an "excess parachute payment" (as defined in Code Section
        280G), then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Code
        Section 280G or without causing any portion of the Payment to be subject to the excise tax imposed by Code
        Section 4999.

        If the independent accountant determines that any Payment would be nondeductible by the Company because of Code
        Section 280G or that any portion of the Payment will be subject to the excise tax imposed by Code Section 4999, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. The Executive may then elect, in the Executive's sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after

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        such election the aggregate present value of the
        Agreement Payments equals the Reduced Amount), and shall advise the Company in writing of the Executive's election within ten (10) days of the Executive's receipt of such notice. If no such election is made by Executive within such ten-day period, the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the independent accountant under this paragraph shall be binding upon the Company and the Executive and shall be made within sixty
        (60) days of a termination of employment of the Executive. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive under this Agreement and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to the Executive under this Agreement.

        As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time of the initial determination by the independent accountant hereunder, it is possible that Agreements Payments will be made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company should have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the independent accountant, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which the independent accountant believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Code
        Section 4999 or if the period of limitations for assessment of tax under Code Section 4999 against the Executive shall have expired. If the Executive is required to repay an amount under this Section, the Executive shall repay such amount over a period of time not to exceed one (1) year for each twenty-five thousand dollars ($25,000) which the Executive must repay to the Company. In the event that the independent accountant, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

        4.3 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Term of this Agreement (either prior or subsequent to a Change in Control), this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations (as defined in Section 4.1) (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within ten (10) days of the Date of Termination).

        4.4 DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Term of this Agreement (either prior or subsequent to a Change in Control), this

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
Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations (as defined in Section 4.1) (which shall be paid to the Executive in a lump sum in cash within ten (10) days of the Date of Termination).

        4.5 TERMINATION FOR CAUSE; EXECUTIVE'S TERMINATION OTHER THAN FOR GOOD REASON AFTER A CHANGE IN CONTROL. If the Executive's employment shall be terminated for Cause during the Term of this Agreement (either prior to or subsequent to a Change in Control), this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Accrued Obligations (as defined in Section 4.1). If the Executive terminates employment with the Company during the Term of this Agreement, (other than for Good Reason after a Change in Control) this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations (as defined in Section 4.1). In such case, all Accrued Obligations shall be paid to the Executive in a lump sum cash payment within thirty (30) days of the Date of Termination. If the Executive's employment shall terminate for the reasons stated in this Section, the provisions of
Section 5 shall continue to apply.

        4.6 NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

        4.7 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees, only on and after a Change in Control Date to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonable incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

        4.8 RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall, only on and after a Change in Control
Date pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4.2 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.


SECTION 5: CONFIDENTIAL INFORMATION.

        CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.


SECTION 6:  SUCCESSORS.

        6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive and, without the prior written consent of the Company, amounts receivable hereunder shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        6.2   SUCCESSORS OF COMPANY.   The Company will require any
successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement upon the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate the Agreement at the Executive's option on or after the Change in Control Date for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.


SECTION 7:  TERMS OF AGREEMENT.

      This Agreement will automatically renew for annual one-year periods beginning on January 1 of each year and ending on the following December 31; provided that, the last annual period shall be the twelve (12) month period beginning on January 1 and ending on the following December 31 during which written notice is given by December 1, by either party, of such party's intent not to renew this Agreement. If notice is given by either party after December
1 of any year, but prior to January 1 of the next succeeding year, then the last renewal period shall be the twelve (12) month period which begins on the January 1 following the date notice is given and ending the following December 31. Notwithstanding the foregoing, in the event a Change in Control shall have occurred, this Agreement shall terminate two (2) years after a Change in Control Date.


SECTION 8:   MISCELLANEOUS.

        8.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the Chairman of the Board of the Company with a copy to the Secretary of the Company, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

           Notice to Executive:
           -------------------

           Robert M. Olson, Jr.
           17706 Gingertree Court
           Chesterfield, Missouri 63005


           Notice to Company:
           -----------------

           Magna Group, Inc.
           1401 South Brentwood Blvd
           St. Louis, Missouri 63144

        8.2 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

        8.3 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        8.4 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.5 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

        8.5 EFFECT ON OTHER EMPLOYMENT AGREEMENTS. The terms of this Agreement shall supersede all other employment or other agreements with respect to severance entered into by and between the Executive and the Company, or the Executive and any other employer, and this Agreement shall constitute the sole agreement pursuant to which the Company shall have an obligation to the Executive upon the termination of the Executive's relationship with the Company or any subsidiary.

        IN WITNESS WHEREOF, the Executive and the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                              /s/ Robert M. Olson, Jr.
                          --------------------------------------------
                          Executive


                          MAGNA GROUP, INC.



                          By  /s/ G. Thomas Andes
                            ------------------------------------------
                          Name:  G. Thomas Andes
                          Title:  Chairman of the Board, President and
                          Chief Executive Officer